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                    CARE ENTERPRISES, INC. AND SUBSIDIARIES
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Exhibit 11 - Statement re:  Computation of Earnings Per Share
  (in thousands, except per share amounts)


                                                            Three Months Ended
                                                                 March 31,
                                                            -------------------
                                                              1994       1993
                                                            --------   --------
Primary:
  Average shares outstanding                                 13,240     13,222
  Net effect of dilutive stock
    options based on the treasury
    stock method using average
    market price                                                154         40
                                                            --------   --------
     Total                                                   13,394     13,262
                                                            ========   ========
  Net income                                                $ 1,347    $   996
                                                            ========   ========
  Per share amount                                          $  0.10    $  0.08
                                                            ========   ========

Fully diluted:
  Average shares outstanding                                 13,240     13,222
  Net effect of dilutive stock
    options based on the treasury
    stock method using average
    market price                                                154         40
  Incremental effect of using
    quarter-end market price
    which is greater than
    average market price                                          6         40
                                                            --------   --------
     Total                                                   13,400     13,302
                                                            ========   ========
Net income                                                  $ 1,347    $   996
                                                            ========   ========
Per share amount                                            $  0.10    $  0.07
                                                            ========   ========
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